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                                                                 EXHIBIT (10)(q)


April 30, 1996



Jean-Pierre Gillard
393 Bedford Road
Carlisle MA 01741

Re:   Change in Control Agreement

Dear J.P.:

This letter is to confirm the agreement that we reached with regard to your employment with Alpha Industries, Inc. (the "Company").

1. If: (i) a Change in Control occurs within two years of the date of this letter, and (ii) your employment with the Company is voluntarily or involuntarily terminated within one year thereafter, then the Company will pay you up to one year of salary continuation in accordance with the terms and conditions of this letter.

2. A "Change in Control" shall be deemed to have occurred if the Continuing Directors shall have ceased for any reason to constitute a majority of the Board of Directors of the Company. For this purpose, a "Continuing Director" shall include any member of the Board of Directors of the Company as of the date of this letter and any person nominated for election to the Board of Directors of the Company by a majority of the then Continuing Directors.

3. If your employment with the Company is involuntarily terminated within two years of the date of this letter without Cause, then the Company will pay you up to one year of salary continuation in accordance with the terms and conditions of this letter.

4. "Cause" shall mean: (a) deliberate dishonesty detrimental to the best interests of the Company or any subsidiary, or (b) conduct constituting moral turpitude, or (c) willful disloyalty to the Company or your refusal or failure to obey the directions of your immediate supervisor or the Chief Executive Officer of the Company, or (d) incompetent performance or substantial or continuing inattention to or neglect of duties and responsibilities assigned to you.
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Alpha Industries, Inc.
April 30, 1996
Page 2


5. Salary continuation payments under this letter will be reduced by the amount of any compensation that you receive from any person for services rendered during the salary continuation period. For any period in which you either:
    (i) engage in activities or enterprises (on behalf of yourself or others) that are directly competitive with any business activity of Alpha Industries, Inc. or any of its subsidiaries, or (ii) fail to actively seek gainful employment, you will not receive any salary continuation payments.

Please sign both copies of this letter and return it to Jim Nemiah. If you have any questions, please feel free to call Jim or George Levan.

Sincerely,

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                                              AGREED TO:


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Martin J. Reid
President and CEO                             Date:
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MJR/jcn
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